                                                                   EXHIBIT 23.26


                       CONSENT OF LEE J. STYLSLINGER III

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of New Regions Financial Corporation in the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the merger of Regions Financial Corporation and Union Planters Corporation.


                                    By:  /s/  Lee J. Stylslinger III
                                       ----------------------------------------
                                       Lee J. Stylslinger III


April 29, 2004